As filed with the Securities and Exchange Commission on September 3, 1999

Registration No. 3363227

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Textron Inc. Textron Capital I Textron Capital II Textron Capital III Textron Finance, L.P. (Exact Name of Registrant as Specified in its Charter)

Delaware

Delaware

Delaware

Delaware

Delaware

(State or Other Jurisdiction of

Incorporation or Organization)

_________________________

40 Westminster Street

Providence, Rhode Island 02903

(401) 421-2800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Each Registrant's Principal Executive Offices)

Michael D. Cahn

Associate General Counsel and

Assistant Secretary

Textron Inc.

40 Westminster Street

Providence, Rhode Island 02903

(401) 421-2800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Each Registrant)

__________________

Copies to:

Louis A. Goodman

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, Massachusetts 02108

(617) 573-4800

_______________________

05-0315468 05-6110105 05-6110106 05-6110107 (I.R.S. Employer Identification No.)

Textron Inc., Textron Capital I, Textron Capital II, Textron Capital III and Textron Finance, L.P. hereby remove from registration such indeterminate number of preferred securities of Textron Capital I, Textron Capital II, Textron
Capital III and Textron Finance, L.P., together with the related guarantees of Textron Inc. with respect thereto, and such indeterminate principal amount of senior debt securities, subordinated debt securities and junior subordinated debt securities of Textron Inc., having an aggregate public offering price of $10,985,000 covered by the Registration Statement on Form S-3, as amended (Registration No. 33-63227).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Textron Inc. has duly caused this Post-
effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 2nd day of September, 1999.

TEXTRON INC.

By: /s/Michael D. Cahn
Name: Michael D. Cahn
Title: Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to this
Registration Statement has been signed below on this 2nd day of September, 1999 by the following persons in the capacities indicated.
Signature	Title

___________*_____________	Chairman, Chief Executive Officer and
Lewis B. Campbell	Director (Principal Executive Officer)

___________*_____________	Director
H. Jesse Arnelle

__________________________	Director
Teresa Beck

___________*_____________	Director
R. Stuart Dickson

__________________________	Director
Lawrence K. Fish

__________________________	Director
Joe T. Ford

___________*_____________	Director
Paul E. Gagné

__________________________	Director
John A. Janitz

___________*_____________	Director
John D. Macomber

__________________________	Director
Dana G. Mead

__________________________	Director
Brian H. Rowe

___________*_____________	Director
Sam F. Segnar

___________*_____________	Director
Jean Head Sisco

___________*_____________	Director
Martin D. Walker

___________*_____________	Director
Thomas B. Wheeler

___________*_____________	Executive Vice President and Chief
Stephen L. Key	Financial Officer (Principal Financial Officer)

___________*_____________	Vice President and Controller (Principal
Richard L. Yates	Accounting Officer)

*By: /s/ Michael D. Cahn
Name: Michael D. Cahn
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Textron Capital I, Textron Capital II and Textron Capital III has duly caused this Post-effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, in the State of Rhode Island on this day 2nd of September, 1999.

TEXTRON CAPITAL I

By: /s/Edward C. Arditte
Edward C. Arditte, as Trustee

TEXTRON CAPITAL II
By: /s/Edward C. Arditte
Edward C. Arditte, as Trustee

TEXTRON CAPITAL III
By: /s/Edward C. Arditte
Edward C. Arditte, as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Textron Finance, L.P. has duly caused this Post-effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, and State of Rhode Island, on this 2nd day of September, 1999.

TEXTRON FINANCE, L.P.

By: TEXTRON INC.
General Partner
By: /s/ Arnold M. Friedman
Name: Arnold M. Friedman
Title: Vice President and
Deputy General Counsel